Exhibit 5



                                              November 18, 1998



IMS Health Incorporated
200 Nyala Farms
Westport, CT 06880

Ladies and Gentlemen:

         We have acted as counsel to IMS Health Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on

Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933,

as amended (the "Securities Act"), relating to 160,000 shares of the

Company's common stock, par value $0.01 per share (the Common Stock"), which may be issued to employees in accordance with the 1998 IMS Health

Incorporated Stock Option Plan for Former Employees of Pharmaceutical

Marketing Services, Inc. (the "Plan").

         We have examined a copy of the Plan, the Registration Statement

(including the exhibits thereto) and the related Prospectus (the

"Prospectus"). In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.


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         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         We hereby advise you that in our opinion the original issue shares of

Common Stock issuable pursuant to the Plan, when duly authorized and issued as contemplated by the Registration Statement, the related Prospectus and the

Plan, will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.

                                       Very truly yours,


                                      /S/ SIMPSON THACHER & BARTLETT

                                       SIMPSON THACHER & BARTLETT